EXHIBIT 4.2(d)

AMENDMENT NO. 4 dated as of December 15, 2005 (this “Amendment”) to the LOAN AND SECURITY AGREEMENT dated as of July 15, 2003, as amended by Amendment No. 1 dated as of November 4, 2003, Amendment No. 2 dated as of August 3, 2004 and Amendment No. 3 dated as of October 14, 2005 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among BELROSE CAPITAL FUND LLC, a Delaware limited liability company (the “Borrower”), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the “Agent”), and Merrill Lynch Capital Services, Inc., a Delaware corporation (the “Swap Provider”).

INTRODUCTORY STATEMENT

     On July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $57,000,000, which amount was subsequently increased to $132,000,000.

     The Borrower now has requested that the Lenders further increase the amount available under the revolving credit facility by $50,000,000 to an aggregate principal amount of $182,000,000.

     Accordingly, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

          (A) Article 1 of the Credit Agreement is hereby amended by amending and restating the definition of “Maximum Loan Amount” in its entirety to read as follows:

                           “ ‘Maximum Loan Amount’ shall mean $182,000,000.”

          (B) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure “$132,000,000” and inserting the figure “$182,000,000” in lieu thereof.”

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

          (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

          (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

          (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of all of the Lenders and the Borrower;

          (B) the Agent shall have received a new Note (the “Replacement Note”) duly executed on behalf of the Borrower in an aggregate principal amount of $182,000,000 to be exchanged for and replace the prior Note delivered by the Borrower;

          (C) the Agent shall have received such other documents as the Agent may reasonably request; and

          (D) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 5. Expenses. The Borrower agrees to pay all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

     SECTION 6. Miscellaneous.

          (A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

          (B) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or

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waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

          (C) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

          (D) This Amendment shall constitute a Fundamental Document.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:

BELROSE CAPITAL FUND LLC, as Borrower

By:	EATON VANCE MANAGEMENT, as
Manager

By:	/s/ M. Katherine Kreider

Name:	M. Katherine Kreider
Title:	Vice President
Address:	The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone No.:	(617) 482-8260
Telecopier No.:	(617) 482 3836

Lenders:

MERRILL LYNCH MORTGAGE CAPITAL,
INC., individually and as Agent

By:	/s/ Joshua A. Green

Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
10th Floor
New York, New York 10080
Telephone No.:	(212) 449-7330
Telecopier No.:	(212) 449-6673

Swap Provider:

MERRILL LYNCH CAPITAL SERVICES, INC.,
as Swap Provider

By:	/s/ Joshua A. Green

Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
12th Floor
New York, New York 10080
Telephone No.:	(212) 449-8169
Telecopier No.:	(212) 449-6993